Exhibit 99.1

NeuroMetrix Comments on Reports that American Medical Association’s CPT Editorial Panel will Establish a Category I CPT Code for Nerve Conduction Studies Performed with Pre-configured Electrode Arrays

WALTHAM, Mass.—(BUSINESS WIRE)—January 27, 2009—NeuroMetrix, Inc. (Nasdaq: NURO), a science-based medical device company advancing patient care through the development and marketing of innovative medical device products that aid physicians in the assessment and treatment of diseases and injuries of peripheral nerves, and that provide regional anesthesia and pain control, commented today on reports that the American Medical Association (AMA) CPT Editorial Panel will establish a Category I CPT code for nerve conduction studies performed with pre-configured electrode arrays, such as are utilized by NeuroMetrix’s NC-stat System.

“NeuroMetrix is pleased to see reports that the CPT Editorial Panel, after nearly two years of consideration, has determined that nerve conduction studies performed using pre-configured electrode arrays warrants its own CPT Category I code.  We thank the many specialty societies that came together at the October 2008 CPT Editorial Panel meeting to reach this consensus,” said Shai N. Gozani, M.D., Ph.D, NeuroMetrix’s President and CEO.

NeuroMetrix invented and developed the concept of pre-configured electrode arrays for nerve conduction studies.  We are the clear market leader in providing equipment and consumables for these types of nerve conduction studies.  The NeuroMetrix NC-stat System has been on the market since 1999 and is used by over 15,000 physicians to assess patients for common clinical conditions such as carpal tunnel syndrome, diabetic neuropathy, and sciatica.  Over 1.5 million patients have been evaluated with the NC-stat System.  NeuroMetrix presently markets pre-configured electrode arrays for 6 commonly tested nerves.

Dr. Gozani added, “This CPT code, when issued, may improve our NC-stat customer’s ability to submit claims efficiently and for these claims to be processed expeditiously. We believe that use of this new CPT code may streamline the process for obtaining reimbursement for nerve conduction studies performed using the NC-stat System.”

The Company expects that the new code will be published in the Federal Register in the Fall of 2009 for implementation January 1, 2010.

About CPT Coding

In developing new and revised Category I CPT codes the CPT Editorial Panel requires, among other things:

•                  that the service/procedure receive approval from the Food and Drug Administration (FDA) for the specific use of devices or drugs;

•                  that the service/procedure is performed across the country in multiple locations;

•                  that many physicians or other health care professionals perform the service/procedure; and

•                  that the clinical efficacy of the service/procedure has been well established and documented.

Following a decision of the CPT Editorial Panel, specialty societies conduct surveys of member physicians who perform the service described by the new code to establish recommendations for the work Relative Value Units (RVUs) and the direct practice expense inputs for the new code. These RVUs are based on the amount of time a service takes to perform and the intensity of that service as compared to other procedures across specialties.  The consensus recommendations are then forwarded to the AMA / Specialty Society Relative Value Scale Update Committee (RUC) where they will be accepted or modified. The RUC’s recommendations are forwarded to the Centers for Medicare & Medicaid Services (CMS), which typically accepts over 95% of RUC recommendations. CMS determines the practice expense and professional liability RVUs and then publishes the final RVUs in the Federal Register — usually in October for implementation January 1 the next year.  The amount of reimbursement from Medicare that physicians will receive for performing the described service is then based on these final RVUs.  More information about CPT codes and the process of establishing those codes is available at the AMA’s website: www.ama-assn.org.

About NeuroMetrix

NeuroMetrix is a science-based medical device company advancing patient care through the development and marketing of innovative medical device products that aid physicians in the assessment and treatment of diseases and injuries of peripheral nerves, and that provide regional anesthesia and pain control. To date, our focus has been primarily on the assessment of neuropathies. Neuropathies affect the peripheral nerves and parts of the spine and are frequently caused by or associated with carpal tunnel syndrome, diabetes, sciatica, and other clinical disorders. We market systems for the performance of nerve conduction studies and needle electromyography procedures.

Our product pipeline includes a system designed to precisely deliver pharmacologic agents such as anesthetics and corticosteroids in close proximity to nerves (“perineurally”) for regional anesthesia, pain control and the treatment of focal neuropathies such as carpal tunnel syndrome. We are also developing products for intra-operative peripheral nerve assessment and monitoring, and a neurostimulation based product that promotes nerve fiber regeneration for the treatment of acute nerve injuries such as those resulting from lacerations or other forms of trauma.

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding NeuroMetrix’s or its management’s expectations, hopes, beliefs, intentions or strategies regarding the future.  The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “hope” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.  The forward-looking statements contained in this press release are based on NeuroMetrix’s current expectations and beliefs concerning future developments and their potential effects on it.  There can be no assurance that future developments affecting NeuroMetrix will be those that NeuroMetrix has anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond NeuroMetrix’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties associated with: the AMA CPT Editorial Panel process, including the possibility that this Panel reconsiders its decision regarding the establishment of a Category I CPT code for nerve conduction studies performed with pre-configured electrode arrays prior to its publication; the process for establishing the reimbursement amount under this new Category I CPT code, including the possibility that the amount determined may be lower than the reimbursement amount under existing CPT codes for nerve conduction studies; continued uncertainty regarding reimbursement from third-party payers other than Medicare and Medicaid;  the pending 510(k) filing with the United States Food and Drug Administration relating to portions of the onCall Information System that are currently in use for the NC-stat System, including the possibility that NeuroMetrix may be required to modify or remove the aspects of the onCall Information System that are under review, which may make use of the NC-stat System by physicians more time consuming; and the risks and uncertainties described under the heading “Item 1A Risk Factors” in NeuroMetrix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 or in NeuroMetrix’s other filings with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should any of NeuroMetrix’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. NeuroMetrix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

NeuroMetrix, Inc.

Joe Calo, Acting CFO

781-314-2775

neurometrix.ir@neurometrix.com

Source: NeuroMetrix